UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

September 15, 2008
Date of Report (Date of earliest event reported)

ECO2 PLASTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

033-31067
(Commission File Number)

31-1705310
(IRS Employer Identification No.)

680 Second Street, Suite 200
San Francisco, CA 94107

(415) 829-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On September 15, 2008, ECO2 Plastics, Inc. (the “Company”) received total commitments for $4,100,000 in the form of a convertible secured bridge loan (the “Loan”) provided by certain investors, (the “Investors”). The Loan is secured by all assets of the Company.  Pursuant to the Loan, the Investors received common stock purchase warrants (the “Warrants”) to purchase an aggregate of 136,666,667 shares of the Company’s common stock at an exercise price of $0.015 per share.  The Warrants are exercisable at any time prior to April 14, 2015.

Several of the Investors have previously invested in the Company.  Trident Capital has a representative on the Board of Directors of the Company, Tom Hutton is currently a member of the Board of Directors, and Rodney Rougelot is the CEO of the Company.

The Loan was obtained as part of a total bridge financing of $4.1 million from certain accredited investors to be made pursuant to the terms of a note and warrant purchase agreement, (the “Financing”).

The purposes of the Financing are (i) to purchase new equipment for the Company’s proprietary CO2 cleansing equipment and other critical spare parts and equipment; (ii) to reduce trade payables; and (iii) to fund continuing operations.  The Company undertook the Financing primarily due to higher than expected equipment and installation costs and working capital requirements related to the expansion of production capacity in the Company’s Riverbank, California processing plant. This Financing will also help fund additional current and future projects and also support the Company’s ability to meet its ongoing cash and working capital needs.

Additionally, in connection with the September 15, 2008 closing, certain investors in the Company received a Convertible Note and Warrant Purchase Agreement (“Purchase Agreement”) containing certain representations and warranties made by the Company in respect to Company obligations, including the use of proceeds from the financing.  A copy of the Purchase Agreement is attached hereto as Exhibit 10.1.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

In connection with the Financing mentioned above, on September 15, 2008, the Company became obligated on a direct financial obligation in the total amount of $4,100,000.  The Loan accrues interest at a rate of 15% per annum and is due and payable on demand at any time on or after March 31, 2009.  Under the terms of the Loan, the principal amount of and accrued, unpaid interest on the Loan is convertible into certain preferred stock or certain other equity securities of the Company.

Item 1.01 is incorporated herein by reference.

Item 3.02                      Unregistered Sales of Equity Securities

On September 15, 2008, pursuant to the Loan discussed above, the Investors received Warrants to purchase an aggregate of 136,666,667 shares of the common stock at an exercise price of $0.015.   The Warrants were issued pursuant to Rule 506 of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1           Copy of Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO2 PLASTICS, INC.
 (Registrant)

Date: September 19, 2008

_/s/ Rodney S. Rougelot__________

Rodney S. Rougelot, CEO

Exhibit Index

Exhibit No.	Description

10.1	Copy of Purchase Agreement